EXHIBIT 77Q1(a)

MATERIAL AMENDMENTS TO REGISTRANT'S CHARTER OR BYLAWS



The following documents are included in Registrant's Form Type
N-1A/B and incorporated by reference herein:


Written Instrument Amending the Amended and Restated Agreement and Declaration of Trust for Main Street Core, Short Duration
Bond, Small-Cap Value and Comstock /1/


/1/ Included in registrant's form type N1-A/B, Accession No.
0001017062-03-001028 filed on April 30, 2003 and incorporated by reference herein.